December 7, 2007

Contact: Charles J. Viater
         President/CEO

                   MFB Corp. ANNOUNCES FOURTH QUARTER EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $3.2 million, or $2.37 diluted earnings per share for the year ended September 30, 2007, an increase from net income of $2.2 million or $1.56 diluted earnings per share for the year ended September 30, 2006. MFB Corp's consolidated net income for the three months ended September 30, 2007 was $457,000 or $0.34 diluted earnings per share compared to $954,000 or $0.69 diluted earnings per share for the same period last year.

Charles J. Viater, President and CEO, stated "We are pleased to report the best earnings in our 118 year history. The company benefited from the recovery of significant loan loss provisions discussed later in this release. Interestingly, this occurred during a turbulent time when many of our competitors are finding it necessary to record significant additional provisions or losses related to the subprime mortgage business. As stated previously, our Bank does not lend or invest in the subprime loan market and our credit quality continues to improve. As announced on October 19, 2007, we recently declared a 15.2% increase in the dividend from one year ago to a record $0.19 per share."


MFB Corp's net interest income before provision for loan losses for the three month period ended September 30, 2007 was $3.5 million compared to $3.2 million for the same period last year. For the year ended September 30, 2007 and 2006, net interest income before provision for loan losses was $13.4 million and $13.5 million, respectively. The decrease in net interest income was predominantly due to an increase in deposit interest expense, offset in part by an increase in interest income and a decrease in FHLB (Federal Home Loan Bank) advance interest expense. Interest expense on deposits remained constant at $2.5 million for the September 2007 and 2006 quarter ends, and increased to $10.1 million from $9.0 million for the comparable year end periods. Interest income was $7.5 million for the three months ended September 30, 2007 compared to $7.1 million for the three months ended September 30, 2006, and for the year ended September 30, 2007 and September 30, 2006 was $29.3 million and $28.6 million respectively.

MFB recorded a loan loss provision of $397,000 for the three months ended September 30, 2007 compared to a negative provision for loan loss of $835,000 for the three months ended September 30, 2006. The provision for loan losses decreased from $1.0 million of provision expense for the year ended
September 30, 2006 to $1.3 million of income (negative provision for loan losses) for the year ended September 30, 2007. The negative provision for loan losses for fiscal year 2007 was primarily related to the payments received on one commercial loan which previously had been fully reserved for through the allowance for loan loss. The provision for loan losses for fiscal year 2006 was primarily related to management's assessment of a commercial loan to a business experiencing difficulties with inventory management, trade accounts receivable collections, financial reporting, and operating cash flow.

Noninterest income decreased from $6.3 million for the twelve months ended September 30, 2006 to $5.9 million for the same period ended September 30, 2007. The decrease was offset by a $402,000 gain on securities from a settlement of an investment written down in fiscal year 2002. Two items primarily affected noninterest income in the twelve months ending September 30, 2006, a gain of $238,000 related to a called FHLB advance and a gain of $200,000 from a sale of the Company's insurance subsidiary's property and casualty book of business. The Bank continues to offer a variety of life and health insurance products to customers in our market area.


Noninterest expense remained constant at $16.3 million for the twelve months ended September 30, 2006 and September 30, 2007 and decreased from $4.2 million for the quarter ending September 30, 2006 to $4.1 million for the quarter ending September 30, 2007. Salaries and employee benefits were $7.9 million and $8.4 million at September 30, 2006 and 2007 respectively; occupancy and equipment expenses decreased from $3.3 million at September 30, 2006 to $3.1 million at September 30, 2007; and the loss on sale of fixed assets was $230,000 for the twelve months ending September 30, 2006 predominantly due to the sale of a branch building and real estate. Other expenses were unchanged at $1.6 million for the twelve months ending September 30, 2006 and 2007.

MFB Corp.'s total assets were $510.4 million at September 30, 2007 compared to $496.1 million at September 30, 2006. Cash and cash equivalents increased from $16.3 million at September 30, 2006 to $23.5 million at September 30, 2007. Loans receivable were $407.8 million at September 30, 2007, an increase of $28.6 million from $379.2 million as of September 30, 2006. Residential mortgage loans increased $2.0 million from $199.2 million at September 30, 2006 to $201.2 million at September 30, 2007. Commercial loans outstanding increased by $19.5 million from $134.4 million at September 30, 2006 to $153.9 million at September 30, 2007. Consumer loan receivables, which include home equity term loans and lines of credit, increased $7.0 million to $52.6 million. Investment securities available for sale decreased from $58.4 million at September 30, 2006 to $33.4 million at September 30, 2007.

MFB Corp.'s allowance for loan losses at September 30, 2007 was $5.3 million or 1.30% of loans, comparable to the $7.2 million or 1.91% of loans at the end of last year. The ratio of nonperforming loans to loans was 1.85% at September 30, 2006 compared to 1.25% at September 30, 2007. The change is primarily due to the negative provision for loan losses for the year ended September 30,2007. Along with the negative provision for loan losses, there was an evaluation of many factors including current economic conditions, changes in the character and size of the loan portfolio, current and past delinquency trends and historical and estimated net charge-offs, that contributed to the Company's reducted allowance for loan losses during the year ended September 30, 2007. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses as of September 30, 2007.

Total liabilities increased $12.3 million during the year, from $457.1 million at September 30, 2006 to $469.4 million at September 30, 2007. The increase was predominantly due to an increase in FHLB advances, offset by a decrease of total deposits. Total deposits declined by $12.4 million since September 30, 2006, from $346.2 million to $333.8 million in part due to the reduction of high cost time deposits. Advances from the FHLB increased $27.2 million, from $97.1 million at September 30, 2006 to $124.3 million at September 30, 2007.

Total shareholders' equity increased from $38.9 million as of September 30, 2006 to $41.1 million as of September 30, 2007. The increases to equity resulted from net income of $3.2 million and $216,000 generated from the exercise of stock options, partially offset by cash dividend payments of $870,000 and purchase of treasury stock of $576,000. The book value of MFB Corp. common stock, based on the actual number of shares outstanding, increased from $29.48 at September 30, 2006 to $31.25 at September 30, 2007.

MFB Corp.'s wholly-owned federal savings bank subsidiary, MFB Financial
(the "Bank")conducts business in Indiana from its corporate and main office in Mishawaka and eleven banking centers in St. Joseph, Elkhart and Hamilton Counties. The Bank offers a variety of lending, deposit and other financial services to its retail and business customers. The Wealth Management Group of the Bank attracts high net worth clients and offers trust, investment, insurance, broker advisory, retirement plan and private banking services in the Bank's primary counties and Montgomery County, Indiana. The Bank has also recently added a New Buffalo mortgage loan office located in Berrien County, Michigan. For more information, go to www.mfbbank.com.

                              MFB CORP. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       September 30, 2007 and September 30, 2006
                         (in thousands except share information)

                                                                                  September 30,               September 30,
                                                                                      2007                         2006
                                                                           ------------------------     -----------------------
                                                                           ------------------------     -----------------------
Assets
Cash and due from financial institutions                                   $                  7,546     $                 6,726
Interest-bearing deposits in other financial institutions - short term                       15,924                       9,563
                                                                           ------------------------     -----------------------
     Total cash and cash equivalents                                                         23,470                      16,289

Securities available for sale                                                                33,409                      58,383
Other investments                                                                             9,718                      10,939

Loans held for sale                                                                             612                           -

Mortgage loans                                                                              201,233                     199,196
Commercial loans                                                                            153,945                     134,412
Consumer loans                                                                               52,578                      45,614
                                                                           ------------------------     -----------------------
                                                                           ------------------------     -----------------------
     Loans receivable                                                                       407,756                     379,222
     Less: allowance for loan losses                                                        (5,298)                     (7,230)
                                                                           ------------------------     -----------------------
          Loans receivable, net                                                             402,458                     371,992

Premises and equipment, net                                                                  18,506                      19,477
Mortgage servicing rights                                                                     2,253                       2,366
Cash surrender value of life insurance                                                       10,565                       6,237
Goodwill                                                                                      1,970                       1,970
Other intangible assets                                                                       1,922                       1,699
Other assets                                                                                  5,565                       6,720
                                                                           ------------------------     -----------------------
               Total Assets                                                $                510,448      $              496,072
                                                                           ========================     =======================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                              $                 39,043      $               30,031
          Savings, NOW and MMDA deposits                                                    123,718                     129,233
          Time deposits                                                                     171,042                     186,979
                                                                           ------------------------     -----------------------
               Total deposits                                                               333,803                     346,243

     Securities sold under agreement to repurchase                                              540                           -
     FHLB advances                                                                          124,258                      97,053
     Other borrowings                                                                             -                       4,500
     Subordinated debentures                                                                  5,000                       5,000
     Accrued expenses and other liabilities                                                   5,790                       4,337
                                                                           ------------------------     -----------------------
          Total liabilities                                                                 469,391                     457,133

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 09/30/07 and 09/30/06;
          shares outstanding: 1,313,671 - 09/30/07 and 1,320,844 - 09/30/06                  12,500                      12,421
     Retained earnings - substantially restricted                                            37,841                      35,479
     Accumulated other comprehensive income (loss),
          net of tax of ($159) - 09/30/07 and ($176) - 09/30/06                              (308)                        (341)
     Treasury stock: 375,746 common shares - 09/30/07 and                                   (8,976)                     (8,620)
           368,573 common shares - 09/30/06, at cost
                                                                           ------------------------     -----------------------
          Total shareholders' equity                                                         41,057                      38,939
                                                                           ------------------------     -----------------------
               Total Liabilities and Shareholders' equity                   $               510,448       $             496,072
                                                                           ========================     =======================

                              MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
              Three Months and Year Ended September 30,2007 and 2006
           (in thousands except per share information and cash dividends)

                                                                            Three Months Ended           Year Ended
                                                                               September 30,           September 30,
                                                                             2007       2006         2007         2006
                                                                           --------    --------     --------     --------
                                                                           --------    --------     --------     --------
Interest income
    Loans receivable, including fees ............                          $  6,898       6,262     $ 26,361       24,474
Securities - taxable .............................                              556         796        2,599        3,214
Other interest-earning assets ..............................                     84          86          339          919
                                                                           --------    --------    ---------     --------
                                                                           --------    --------    ---------     --------
          Total interest income ..................                            7,538       7,144       29,299       28,607
Interest expense
    Deposits ......................................                           2,482       2,453       10,144        9,020
    Securities sold under agreement to repurchase                                 2           -            2            -
    FHLB advances and other borrowings ............                           1,518       1,492        5,784        6,125
                                                                                                    ---------    --------
                                                                           ---------    --------    ---------    --------
          Total interest expense .................                             4,002       3,945      15,930       15,145
                                                                            --------    --------    --------     --------
                                                                            --------    --------    --------     --------
Net interest income ..............................                             3,536       3,199      13,369       13,462
Provision for loan losses ............                                           397        (835)     (1,257)       1,032
                                                                            --------    --------    --------     --------
                                                                            --------    --------    --------     --------
Net interest income after provision for ........                               3,139       4,034      14,626       12,430
      loan losses
Noninterest income
     Service charges on deposit accounts ........                                849         824       3,265        3,318
     Trust fee income .............................                              149          93         562          414
     Insurance commissions .......................                                 8          22          29          151
     Net realized gains from sales of loans ......                                66          49         306          261
     Mortgage servicing asset recovery ..........                                 --          (2)          8          178
     Net gain (loss) on securities available for sale .                            8          --         402           --
     Gain on call of FHLB advance ................                                --          --          --          238
     Gain on sale of property and casualty insurance
     business                                                                     --          --          --          200
     Earnings on life insurance ..................                                93          72         296          237
     Other income ................................                               228         352       1,011        1,276
                                                                            --------    --------    --------     --------
                                                                            --------    --------    --------     --------
          Total noninterest income ...........                                 1,401       1,410       5,863        6,273
Noninterest expense
     Salaries and employee benefits .............                              2,210       2,048       8,361        7,923
     Occupancy and equipment ....................                                761         826       3,104        3,316
     Professional and consulting fees ............                               185         228         797          803
     Data processing ..........................                                  168         212         793          838
     (Gain)/Loss on sale of fixed assets .........                                (3)         13          68          230
     Business development and marketing ..........                               129         123         591          466
     Supplies and communications ................                                124         169         563          669
     Amortization of intangibles ............                                     97         109         387          435
     Other expense ................................                              382         446       1,614        1,647
                                                                            --------    --------    --------     --------
                                                                            --------    --------    --------     --------
          Total noninterest expense ............                               4,053       4,174      16,278       16,327

Income before income taxes ......................                                487       1,270       4,211        2,376
Income tax expense ..............................                                 30         316         979          210
                                                                            --------    --------    --------     --------
                                                                            --------    --------    --------     --------
Net income ....................................                             $    457    $    954    $  3,232     $  2,166
                                                                            ========    ========    ========     ========
                                                                            ========    ========    ========     ========

Basic earnings per common share ..............                              $   0.35    $   0.72    $   2.45     $   1.61
Diluted earnings per common share ...........                               $   0.34    $   0.69    $   2.37     $   1.56

Cash dividends declared ....................                                $  0.165    $  0.135    $  0.660     $  0.530
